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                                                                     EXHIBIT 3.1


                              DOC NO. 970612000596
                           CERTIFICATE OF AMENDMENT OF
                        THE CERTIFICATE OF INCORPORATION
                OF FRESENIUS NATIONAL MEDICAL CARE HOLDINGS, INC.
                        UNDER SECTION 805 OF THE BUSINESS
                                 CORPORATION LAW

The undersigned, being the President and the Secretary, respectively, of Fresenius National Medical Care Holdings, Inc., hereby certify that:

     1. The name of the corporation is FRESENIUS NATIONAL MEDICAL CARE HOLDINGS, INC. (the "Corporation"). The Corporation was formed under the name W. R. Grace & Co.-New York, subsequently renamed W. R. Grace & Co., and then renamed Fresenius National Medical Care Holdings, Inc.

     2. The Certificate of Incorporation of the Corporation was filed by the Department of State on the 23rd day of March, 1988.

     3. This Certificate of Amendment has been duly authorized, pursuant to
Section 803 of the Business Corporation Law of the State of New York, by a vote of at least a majority of the members of the Board of Directors of the Corporation, followed by the vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders duly called for such purpose.

     4. (i) The Certificate of Incorporation is amended to change the name of the Corporation.

     5. (i) Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended to be as follows:

     FIRST: The name of the Corporation is

                      FRESENIUS MEDICAL CARE HOLDINGS, INC.

     6. (i) The Certificate of Incorporation is amended to change the number of directors and eliminate their classification over time.

          (ii) Article FIFTH, paragraph (a) of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

     FIFTH: (a) The number of directors constituting the entire Board of Directors of the Corporation shall be such number, not less than three nor more than nine, as may be fixed from time to time by a majority of the entire Board, except that no such action shall shorten the term of any incumbent director.

          (iii) Article FIFTH, paragraph (b) of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:



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          (b) The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III until the 1999 annual meeting, at which time directors will no longer be referred to or designated by class. Until such time as classification is eliminated, each class shall consist of approximately one-third of the entire Board. The initial Class I directors shall hold office until the 1990 annual meeting of shareholders, the initial Class II directors shall hold office until the 1991 annual meeting of shareholders, and the initial Class III directors shall hold office until the 1989 annual meeting of shareholders, and in each case until their respective successors have been elected and have qualified. At each succeeding annual meeting of shareholders, beginning in 1989, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Commencing in 1997, successors to the class or classes of directors whose term or terms expire at that annual meeting shall be elected for a term that shall commence at such annual meeting and shall hold office until the next annual meeting of shareholders and until their successors have been elected and have qualified. At each succeeding annual meeting of shareholders, beginning in 1999, all directors shall be elected for a term that shall commence at such annual meeting and shall hold office until the next annual meeting of shareholders and until their successors have been elected and have qualified, and directors shall no longer be referred to or designated by class.

          IN WITNESS WHEREOF, we have signed this Certificate of Amendment on this 12th day of June, 1997 and we affirm, the statements contained therein as true under penalties of perjury.

FRESENIUS NATIONAL MEDICAL CARE HOLDINGS, INC.


By: ____________________________
Name: Ben J. Lipps
Title: President


By:_____________________________
Name: William F. Grieco
Title: Secretary





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                            CERTIFICATE OF AMENDMENT
                       OF THE CERTIFICATE OF INCORPORATION
                 FRESENIUS NATIONAL MEDICAL CARE HOLDINGS, INC.
                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW




STATE OF NEW YORK
DEPARTMENT OF STATE
FILED JUNE 12, 1997
TAX $$
BY: ______________________________